 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 26,  2011

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

 (Exact name of registrant as specified in its charter)

COLORADO	0-31761	84-1536519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 N. CANAL STREET, UNIT A&B, SOUTH SAN FRANCISCO, CA 94080
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Friedman Ference Anslow LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

This Current Report is filed to disclose the current positions held by certain former officers of the Company.

On April 27, 2011, Worldwide Energy & Manufacturing USA, Inc. (the “Company”) filed a Current Report on Form 8-K (the “April Report”) stating that the Company’s board of directors (the “Board”) removed Jimmy Wang and Mindy Wang from all offices and positions held with the Company.  The Company also stated in the April Report that the Board took action to remove Jimmy Wang and Mindy Wang from all offices, positions and directorships that they hold with the Company’s subsidiaries and affiliates.

To date, Jimmy Wang remains a director of the Company and Jimmy Wang and Mindy Wang remain directors of the following subsidiaries of the Company:

-	Shanghai Intech Electro-Mechanical Products Co. Ltd.;
-	Shanghai Intech-Tron Electronic & Electronics Company Ltd. (the Company’s majority owned subsidiary);
-	Shanghai Intech Precision Machinery Co., Ltd.;
-	Shanghai Shutai Precision Casting Co., Ltd.;
-	Worldwide Energy and Manufacturing (Ningbo) Co., Ltd.; and
-	Worldwide Energy and Manufacturing (Nantong) Co., Ltd. (the Company’s majority owned subsidiary).

Jimmy Wang also remains the legal representative in China for the following subsidiaries of the Company:

-	Shanghai Intech Electro-Mechanical Products Co. Ltd.;
-	Shanghai Intech Precision Machinery Co., Ltd.;
-	Shanghai Shutai Precision Casting Co., Ltd.;
-	Worldwide Energy and Manufacturing (Ningbo) Co., Ltd.; and
-	Worldwide Energy and Manufacturing (Nantong) Co., Ltd. (the Company’s majority owned subsidiary).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE ENERGY AND MANUFACTURING USA, INC.

Date: September 26, 2011	By:	/s/ Jeff Watson
Jeff Watson
President and Chief Executive Officer

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